UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 29, 2010

Intelsat S.A.

(Exact Name of Registrant as Specified in Charter)

Luxembourg	000-50262	98-0346003
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4 rue Albert Borschette Luxembourg Grand-Duchy of Luxembourg	L-1246
(Address of Principal Executive Offices)	(Zip Code)

+(352) 27 84 1600

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture and Registration Rights Agreement

On September 30, 2010, Intelsat Jackson Holdings S.A. (“Intelsat Jackson”) issued an aggregate principal amount of $1,000,000,000 of 7 1/4% Senior Notes due 2020 (the “2020 Jackson Notes”). The majority of the net proceeds from the 2020 Jackson Notes were transferred to Intelsat Jackson’s indirect subsidiary, Intelsat Corporation (“Intelsat Corp”), to be used to purchase any and all of Intelsat Corp’s outstanding $658,119,000 aggregate principal amount of 9 1/4% Senior Notes due 2014 and any and all of Intelsat Corp’s outstanding $125,000,000 aggregate principal amount of 6 7/8% Senior Secured Debentures due 2028, in each case, that are validly tendered in connection with the previously announced Intelsat Corp tender offers and consent solicitations and to pay related fees and expenses. The 2020 Jackson Notes have terms substantially similar to Intelsat Jackson’s outstanding 8 1/2% Senior Notes due 2019 issued in October 2009. The Indenture dated as of September 30, 2010 pursuant to which the 2020 Jackson Notes were issued is attached hereto as Exhibit 4.1 and incorporated herein by reference (the “Indenture”).

The Indenture contains covenants which include, among other things: a limitation on Intelsat Jackson’s and some of its subsidiaries’ ability to incur or guarantee additional debt or issue disqualified or preferred stock; a limitation on Intelsat Jackson’s and some of its subsidiaries’ ability to pay dividends, make other equity distributions or repurchase or redeem capital stock; a limitation on Intelsat Jackson’s and some of its subsidiaries’ ability to make certain investments; a limitation on Intelsat Jackson’s and some of its subsidiaries’ ability to enter into transactions with affiliates; a limitation on merger, consolidation, amalgamation and sale of assets applicable to Intelsat Jackson and some of its subsidiaries; and a limitation on Intelsat Jackson’s and some of its subsidiaries’ ability to incur liens on any of Intelsat Jackson’s assets securing other indebtedness.

The Indenture also contains events of default with respect to: default in payments of interest after a 30-day grace period or a default in the payment of principal when due; subject to a certain exception, default in the performance of any covenant in the Indenture that continues for more than 60 days after notice of default has been provided to Intelsat Jackson; failure to make any payment when due, including applicable grace periods, under any indebtedness for money borrowed by Intelsat S.A., Intelsat Jackson or a significant subsidiary thereof having a principal amount in excess of $75.0 million; the acceleration of the maturity of any indebtedness for money borrowed by Intelsat S.A., Intelsat Jackson or a significant subsidiary thereof having a principal amount in excess of $75.0 million; failure by Intelsat S.A., Intelsat Jackson or a significant subsidiary to pay final judgments aggregating in excess of $75.0 million, which judgments are not discharged, waived or stayed for 60 days; and certain events of bankruptcy, insolvency or reorganization of Intelsat S.A., Intelsat Jackson or a significant subsidiary.

The 2020 Jackson Notes are redeemable on the dates, at the redemption prices and in the manner specified in the Indenture.

Pursuant to a registration rights agreement (the “Registration Rights Agreement”), Intelsat Jackson agreed in the limited circumstances specified therein to make an offer to exchange the 2020 Jackson Notes for registered, publicly tradable notes that have substantially identical terms to the 2020 Jackson Notes. The Registration Rights Agreement, dated as of September 30, 2010, is attached hereto as Exhibit 4.2 and incorporated herein by reference.

Supplemental Indentures

On September 30, 2010, Intelsat S.A. announced that its subsidiary, Intelsat Corp, had received the requisite consents to amend certain terms of the indenture governing its 9 1/4% Senior Notes due 2014 (CUSIP No. 45823VAE1) (the “2014 Corp Notes”) and the indenture governing its 6 7/8% Senior Secured Debentures due 2028 (CUSIP No. 697933AM1) (the “2028 Corp Notes” and together with the 2014 Corp Notes, the “Corp Notes”). The consent solicitation with respect to the 2014 Corp Notes (the “2014 Consent Solicitation”) expired at 5:00 p.m. New York City time on Wednesday, September 29, 2010 (the “2014 Consent Time”) and the consent solicitation with respect to the 2028 Corp Notes (the “2028 Consent Solicitation”) expired at 5:00 p.m. New York City time on Wednesday, September 29, 2010 (the “2028 Consent Time”). Intelsat Corp has been advised by each of Wells Fargo Bank, National Association, as the trustee under the indenture governing the 2014 Notes, and The Bank of New York Mellon Trust Company, N.A., as the trustee under the indenture governing the 2028 Notes, that, as of the 2014 Consent Time and the 2028 Consent Time, consents were delivered and not revoked in respect of at least a majority in aggregate principal amount of each of the 2014 Corp Notes and the 2028 Corp Notes. As a result, Intelsat Corp, certain subsidiary guarantors and Wells Fargo Bank, National Association have entered into a supplemental indenture implementing the amendments to the 2014 Corp Notes and the related indenture and Intelsat Corp and The Bank of New York Mellon Trust Company, N.A. have entered into a supplemental indenture implementing the amendments to the 2028 Corp Notes and the related indenture. The amendments amend each of the indentures for the Corp Notes, among other things, to eliminate substantially all of the restrictive covenants, certain events of default and certain other provisions contained in each indenture.

The foregoing description of the supplemental indentures is not complete and is qualified in its entirety by reference to the supplemental indentures, copies of which are attached as Exhibits 4.3 and 4.4 to this Current Report on Form 8-K and are incorporated herein by reference.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03.	Material Modifications to Rights of Security Holders.

The description contained under the heading “Supplemental Indentures” in Item 1.01. above is incorporated by reference in its entirety into this Item 3.03.

Item 8.01.	Other Events.

On September 30, 2010, Intelsat S.A. announced that, as of the 2014 Consent Time, Intelsat Corp had received tenders of $546,286,000 aggregate principal amount of the 2014 Corp Notes pursuant to its previously announced cash tender offer for the 2014 Corp Notes (the “2014 Corp Tender Offer”) and, as of the 2028 Consent Time, Intelsat Corp had received tenders of $124,859,000 aggregate principal amount of the 2028 Corp Notes pursuant to its previously announced cash tender offer for the 2028 Corp Notes (the “2028 Corp Tender Offer” and together with the 2014 Tender Offer, the “Corp Tender Offers”). Including accrued and unpaid interest, Intelsat Corp has paid $571,722,442 in total consideration with respect to the 2014 Corp Notes tendered prior to the 2014 Consent Time and $151,619,145 in total consideration with respect to the 2028 Corp Notes tendered prior to the 2028 Consent Time.

Each of the Corp Tender Offers is scheduled to expire at 11:59 p.m., New York City time, on Thursday, October 14, 2010, unless extended or earlier terminated by Intelsat Corp.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

    (d) Exhibits.

4.1	Indenture for the 7 1/4% Senior Notes due 2020 dated as of September 30, 2010 by and among Intelsat Jackson Holdings S.A., as Issuer, Intelsat S.A. and Intelsat (Luxembourg) S.A., as Parent Guarantors, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as Trustee (including the forms of the 2020 Jackson Notes).

4.2	Registration Rights Agreement dated as of September 30, 2010 by and among Intelsat Jackson Holdings S.A., as Issuer, Intelsat S.A. and Intelsat (Luxembourg) S.A., as Parent Guarantors, the subsidiary guarantors named therein, and Credit Suisse Securities (USA) LLC, as Representative of the several initial purchasers named on Schedule I.

4.3	Third Supplemental Indenture dated as of September 29, 2010 among Intelsat Corporation, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee.

4.4	First Supplemental Indenture dated as of September 29, 2010 between Intelsat Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee.

99.1	Press Release dated September 30, 2010 entitled “Intelsat Announces Successful Completion of Consent Solicitations and Preliminary Results Relating to the 9 1/4% Senior Notes due 2014 and 6 7/8% Senior Secured Debentures due 2028 of Intelsat Corporation”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELSAT S.A.

Date: October 4, 2010	By:	/S/ MICHAEL MCDONNELL
	Name:	Michael McDonnell
	Title:	Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document Description

4.1	Indenture for the 7 1/4% Senior Notes due 2020 dated as of September 30, 2010 by and among Intelsat Jackson Holdings S.A., as Issuer, Intelsat S.A. and Intelsat (Luxembourg) S.A., as Parent Guarantors, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as Trustee (including the forms of the 2020 Jackson Notes).

4.2	Registration Rights Agreement dated as of September 30, 2010 by and among Intelsat Jackson Holdings S.A., as Issuer, Intelsat S.A. and Intelsat (Luxembourg) S.A., as Parent Guarantors, the subsidiary guarantors named therein, and Credit Suisse Securities (USA) LLC, as Representative of the several initial purchasers named on Schedule I.

4.3	Third Supplemental Indenture dated as of September 29, 2010 among Intelsat Corporation, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee.

4.4	First Supplemental Indenture dated as of September 29, 2010 between Intelsat Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee.

99.1	Press Release dated September 30, 2010 entitled “Intelsat Announces Successful Completion of Consent Solicitations and Preliminary Results Relating to the 9 1/4% Senior Notes due 2014 and 6 7/8% Senior Secured Debentures due 2028 of Intelsat Corporation”